EXHIBIT 99.1
ITEM 6. SELECTED FINANCIAL DATA
The following table sets forth our consolidated financial data as of and for each of the years in the five year period ended December 31, 2007. The selected financial data should be read in conjunction with our consolidated financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information appearing elsewhere in the Annual Report on Form 10-K for the year ended December, 31, 2007 as filed with the Securities and Exchange Commission on March 17, 2008. The Statement of Operations Data set forth below for each of the years in the three-year period ended December 31, 2007, and the Balance Sheet Data as of December 31, 2007 and 2006 have been derived from, and qualified by reference to, our financial statements appearing elsewhere in the Annual Report. The Statement of Operations Data for the years ended December 31, 2004 and 2003, and the Balance Sheet Data as of December 31, 2005, 2004 and 2003 are derived from audited financial statements not included in the Annual Report. The selected financial data give effect to the classification of the accounts of the our subsidiaries, Florida Decision Corporation (formerly Pacific Decision Sciences Corporation) and ThermoLife Energy Corp., which the we decided to sell during the three months ended March 31, 2008, as discontinued operations for all periods presented. See notes 1 and 16 to the consolidated financial statements.

	For the Fiscal Year Ended December 31,
	2007	2006	2005	2004	2003
	(in thousands)
Statement of Operations Data:
Revenue	$109,900	$81,359	$69,721	$44,707	$35,989
Cost of sales	63,923	43,559	36,057	24,902	20,617

Gross profit	45,977	37,800	33,664	19,805	15,372

Selling, general and administrative expense	67,852	51,660	39,037	25,958	46,001
Research and development	9,379	7,228	5,493	2,712	6,255
Goodwill impairment charges	4,632	—	—	—	—

Operating loss	(35,886)	(21,088)	(10,866)	(8,865)	(36,884)

Gain (loss) on sale of assets	691	—	—	—	(330)
Gain on extinguishment of debt	—	—	—	—	70,064
Interest and other income	223	1,344	2,119	1,889	896
Interest (expense) recovery	(6,930)	(3,155)	1,984	(2,728)	(22,458)

(Loss) income from continuing operations before benefit (provision) for taxes, minority interest, losses attributable to capital transactions of subsidiaries and equity in net loss of affiliate	(41,902)	(22,899)	(6,763)	(9,704)	11,288

Benefit (provision) for income taxes	896	165	600	(1)	(191)

(Loss) income from continuing operations before minority interest, losses attributable to capital transactions of subsidiaries and equity in net loss of affiliate	(41,006)	(22,734)	(6,163)	(9,705)	11,097

Minority interest	12,245	2,510	(73)	(415)	2,094
Net gain (loss) on capital transactions of subsidiaries	3,158	(1,632)	411	11,090	(244)
(Loss) gain attributable to changes in minority interest as a result of capital transactions of subsidiaries	(9,437)	503	598	(20,203)	(6,535)

(Loss) income from continuing operations	(35,040)	(21,353)	(5,227)	(19,233)	6,412

Income (loss) from discontinued operations	3,020	(5,856)	(4,938)	1,934	(3,269)

Net (loss) income	(32,020)	(27,209)	(10,165)	(17,299)	3,143

Preferred stock dividends and other	—	—	(1,573)	—	—
Accretion of beneficial conversion feature of preferred stock	—	—	(474)	—	—

Net (loss) income attributable to common stockholders	$(32,020)	$(27,209)	$(12,212)	$(17,299)	$3,143

(Loss) Earnings Per Share Adjusted For the Reverse Stock Split
On March 12, 2004, our board of directors authorized a 1-for-10 reverse stock split which was effectuated on April 5, 2004. The reverse stock split had the effect of reducing the number of issued and outstanding shares of our common stock, and accordingly, (loss) earnings per share increased as a result of the decrease in the weighted average number of shares outstanding. The table below presents our basic and diluted (loss) earnings per share giving retroactive effect to the reverse stock split.

	For the Fiscal Year Ended December 31,
	2007	2006	2005	2004	2003
	(in thousands)
Net (loss) income per common share — basic:
Continuing operations	$(0.51)	$(0.32)	$(0.12)	$(0.38)	$0.18
Discontinued operations	0.05	(0.08)	(0.07)	0.04	(0.09)

Net (loss) income attributable to common shares — basic	$(0.46)	$(0.40)	$(0.19)	$(0.34)	$0.09

Net (loss) income per common share — diluted:
Continuing operations	$(0.51)	$(0.32)	$(0.12)	$(0.38)	$0.17
Discontinued operations	0.05	(0.08)	(0.07)	0.04	(0.09)

Net (loss) income attributable to common shares — diluted	$(0.46)	$(0.40)	$(0.19)	$(0.34)	$0.08

Average common shares outstanding (in thousands):
Basic	69,122	67,338	62,900	51,291	36,178
Diluted	69,122	67,338	62,900	51,291	37,299

	As of December 31,
	2007	2006	2005	2004	2003
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$9,443	$7,067	$22,001	$30,076	$9,123
Restricted cash	90	81	310	327	765
Current assets from discontinued operations	7,682	11,223	13,974	12,546	14,552
Property and equipment	12,966	11,289	10,387	7,194	7,602
Goodwill and intangibles, net	93,948	91,002	89,587	47,632	46,623
Other assets from discontinued operations	2,249	11,339	19,342	25,776	17,586
Total assets	171,689	172,225	185,958	140,188	111,931

Current liabilities of discontinued operations	6,332	20,943	20,337	18,704	22,062
Long-term debt	17,217	14,192	15,657	2,288	4,767
Total debt	32,963	21,438	18,461	2,485	9,928
Other liabilities of discontinued operations	2,631	2,267	571	745	1,523
Minority interest	12,811	47,984	48,325	52,644	21,259
Minority interest, discontinued operations	554	1,090	1,437	1,669	1,770
Stockholders’ equity	70,995	43,864	66,546	40,844	32,736